Jennison Blend Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								February 28, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Blend Fund, Inc.
 File No. 811-03336


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Jennison Blend
Fund, Inc.
for the fiscal year ended December 31, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of February 2007.




Jennison Blend Fund, Inc.





Witness:  /s/ George Chen  				By: /s/ Jonathan D.
Shain
   George Chen   	      			      Jonathan D. Shain
				      		      Assistant Secretary


















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